UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant        ☒            Filed by a Party other than the Registrant        ☐

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☐        Preliminary Proxy Statement

☐        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐        Definitive Proxy Statement

☒        Definitive Additional Materials

☐        Soliciting Material Pursuant to §240.14a-12

Nuveen Ohio Quality Municipal Income Fund (NUO)

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUO Script DRAFT

Hello, this is Dan Close, I am the portfolio manager for your investment in the Nuveen Ohio Quality Municipal Income Fund, ticker NUO.

I’m calling because an important vote will take place at your Fund’s annual shareholder meeting. Unfortunately, a hedge fund is seeking to elect three inexperienced Board members as well as restructure your Board. These actions benefit the hedge fund at the expense of Ohio shareholders like you.

I was born in Ohio and still have family there, so I understand the value of investing in Ohio municipal bonds which are double tax-exempt.

The best way to protect your investment is by voting on the WHITE proxy card that you should have received in the mail. Your vote is important, and I urge you to vote as soon as possible.

Please call Georgeson LLC, toll-free at 866-431-2101 if you have any questions.

Thank you for your time and support.